As filed with the Securities and Exchange Commission on March 15, 2007

Registration No. 333-66034

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LIBERTY MEDIA LLC
(Exact Name of Registrant as Specified in Charter)

DELAWARE	84-1288730
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

12300 LIBERTY BOULEVARD
ENGLEWOOD, COLORADO 80112
(720) 875-5400

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Charles Y. Tanabe, Esq.	Copies To:
Executive Vice President, Secretary and General Counsel	Robert W. Murray Jr.
Liberty Media Corporation	Baker Botts, L.L.P.
12300 Liberty Boulevard	30 Rockefeller Plaza
Englewood, Colorado 80112	New York, New York 10112
(720) 875-5400	(212) 408-2500

(Name, Address Including Zip Code, and Telephone Number, IncludingArea Code, of Agent For Service)

N/A
(Approximate Date of Commencement of Proposed Sale to the Public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-3 amends our Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (Registration No. 333-66034) filed with the Securities and Exchange Commission on August 16, 2001 (the “Registration Statement”).  The Registration Statement registered the offering from time to time of the Registrant’s common stock, debt securities, and warrants, with an aggregate initial offering price not to exceed $3,000,000,000.

On May 9, 2006, the Registrant (f/k/a Liberty Media Corporation) effected a restructuring pursuant to which it became a wholly owned subsidiary of Liberty Media Corporation (f/k/a Liberty Media Holding Corporation, “New Liberty”) and was converted into a limited liability company.  In the restructuring, the Registrant’s publicly-traded common stock was exchanged for two new publicly-traded “tracking stocks” of New Liberty.

As a result of the Restructuring and due to the limited amount of securities remaining unsold under the Registration Statement, the Registrant has determined that it has no intention to make any further offering of securities under the Registration Statement.  Accordingly, this Post-Effective Amendment No. 1 is being filed to deregister all securities that remain unsold under the Registration Statement as of the date hereof.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, state of Colorado, on the 14th day of March, 2007.

LIBERTY MEDIA LLC

By:	/s/ Charles Y. Tanabe
Name:	Charles Y. Tanabe
Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated:

Name		Title	Date

/s/ Gregory B. Maffei		Chief Executive Officer, President	March 14, 2007
Gregory B. Maffei		(Principal Executive Officer)

/s/ David J.A. Flowers		Senior Vice President and Treasurer	March 14, 2007
David J.A. Flowers		(Principal Financial Officer)

/s/ Christopher W. Shean		Senior Vice President and Controller	March 14, 2007
Christopher W. Shean		(Principal Accounting Officer)

Liberty Media Corporation		Sole Member-Manager of the Registrant	March 14, 2007

By:	/s/ Charles Y. Tanabe
Name:	Charles Y. Tanabe
Title:	Executive Vice President, Secretary and General Counsel